Exhibit 10.14(iv)

InterSystems Corporation World Headquarters One Memorial Drive Cambridge, MA 02142-1356 Tel: 1.617.621.0600 Fax: 1.617.494.1631 www.InterSystems.com

September 19, 2006

MEDecision Inc.

601 Lee Road

Chesterbrook Corporate Center

Wayne, Pa. 19087

Attn: John Capobianco

Dear John,

The Value Added Remarketing Agreement in place between MEDecision and InterSystems has expired. By this notice, InterSystems has agreed to keep the current terms and pricing in place until December 31, 2006. It is the goal of both parties to have a new Agreement in place by no later than January 1, 2007. Please feel free to contact me if you have any questions or concerns.

Thank you and regards,

/s/ Howard Berloff

Howard Berloff

Howard Berloff

Contracts Attorney

InterSystems Corporation

1 Memorial Drive

Cambridge Ma. 02142

(Phone): 617-225-3155

(fax): 617-494-1631